                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary  Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               THE DII GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1) Title of each class of securities to which transaction applies:    N/A

     2) Aggregate Number of securities to which transaction applies:       N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
        the filing fee is calculated and state how it was determined):     N/A

     4) Proposed maximum aggregate value of transaction:                   N/A

     5) Total fee paid:                                                    N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:                                            N/A

     2) Form, Schedule or Registration Statement No.:                      N/A

     3) Filing Party:                                                      N/A

     4) Date Filed:                                                        N/A

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1999


TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of The DII Group, Inc. (the "Company") will be held at 10:00 A.M., Mountain Daylight Time, on Thursday, May 6, 1999 at the Executive Offices of the Company, 6273 Monarch Park Place, Niwot, Colorado, for the following purposes:

         1. To elect six directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified;

         2. To consider and act upon a proposal to amend the Company's 1994 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,500,000 shares;

         3. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 2, 2000; and

         4. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 19, 1999 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and at any adjournments or postponements thereof.

                                       By Order of the Board of Directors,

                                       /s/ CARL R. VERTUCA, JR.
                                       -------------------------
                                       Carl R. Vertuca, Jr.
                                       Executive Vice President - Finance,
                                       Administration and Corporate Development
                                       and Secretary

Niwot, Colorado
March 31, 1999




                             YOUR VOTE IS IMPORTANT

IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                               THE DII GROUP, INC.

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 6, 1999

GENERAL

      This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of The DII Group, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on May 6, 1999, commencing at 10:00 A.M., Mountain Daylight Time, at the Executive Offices of the Company, 6273 Monarch Park Place, Niwot, Colorado, and at any adjournments or postponements thereof. The matters to be considered and acted upon at the meeting are described below in this Proxy Statement.

      The principal executive offices of the Company are located at 6273 Monarch Park Place, Niwot, Colorado 80503. The approximate mailing date of this Proxy Statement and the accompanying proxy is March 31, 1999.

VOTING RIGHTS AND VOTES REQUIRED

      Only stockholders of record at the close of business on March 19, 1999 will be entitled to notice of and to vote at the Annual Meeting. As of the record date, the Company had outstanding 29,034,830 shares of common stock. Each stockholder is entitled to one vote for each share of common stock held. The holders of a majority of the outstanding shares will constitute a quorum for the transaction of business at the meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

      The affirmative vote of the holders of a plurality of the shares of common stock present or represented at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote is required for the approval of each of the amendment to the 1994 Stock Incentive Plan and for the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter will have the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

      The accompanying proxy may be revoked at any time before it is exercised by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of February 28, 1999 (except as otherwise noted) by (i) each person known by the Company to be the beneficial owner of five percent or more of the outstanding shares of common stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" below, and (iv) all directors and executive officers of the Company as a group.

NAME OF BENEFICIAL                                   AMOUNT AND NATURE OF     PERCENT
OWNER                                               BENEFICIAL OWNERSHIP(1)   OF CLASS
------------------                                  -----------------------   --------

J. & W. Seligman & Co........................           1,743,800 (2)           6.0
Goldman, Sachs & Co..........................           1,600,000 (3)           5.5
Ronald R. Budacz.............................             756,792(4)            2.6
Robert L. Brueck ............................               7,209(5)             *
Constantine S. Macricostas ..................             162,990(6)             *
Carl R. Vertuca, Jr. ........................             251,466(7)             *
Gerard T. Wrixon, Phd. ......................               7,600                *
Alexander W. Young...........................               9,000                *
Dermott O'Flanagan ..........................             128,815(8)             *
Steven C. Schlepp ...........................              59,076(9)             *
Ronald R. Snyder ............................             182,432(10)            *
All directors and executive officers
  as a group (14 persons)....................           1,889,647(6)(11)        6.5

--------------
*Less than one percent.

(1) Each individual or entity has sole voting and investment power, except as otherwise indicated.

(2) Based upon information as of December 31, 1998 set forth in a Schedule 13G filing dated February 2, 1999. According to its filing, J. & W. Seligman has shared voting power with respect to 1,738,700 shares and shared investment power with respect to 1,732,800 shares. The Schedule 13G was filed jointly by J. & W. Seligman Co., Inc. and William C. Morris, holder of the majority of its outstanding voting shares. J. & W. Seligman's business address is 100 Park Avenue, New York, New York 10017.

(3) Based upon information as of December 31, 1998 set forth in a Schedule 13G filing dated February 14, 1999. According to its filing, Goldman, Sachs & Co. has shared voting and investment power with respect to such shares. The Schedule 13G was filed jointly by Goldman, Sachs & Co. and The Goldman Sachs Group, L.P. Their business address is 85 Broad Street, New York, New York 10004.

(4) Includes 379,282 shares which are subject to options presently exercisable or exercisable within 60 days.

(5) Mr. Brueck shares voting and investment power with his wife with respect to 6,609 shares.

(6) Includes 125,000 shares owned by Photronics, Inc., of which Mr. Macricostas is Chairman of the Board, as to which shares Mr. Macricostas disclaims beneficial ownership.

(7) Includes 187,754 shares which are subject to options presently exercisable or exercisable within 60 days.

(8) Includes 76,663 shares which are subject to options presently exercisable or exercisable within 60 days.

(9) Includes 6,000 shares which are subject to options presently exercisable or exercisable within 60 days.

(10) Includes 90,939 shares which are subject to options presently exercisable or exercisable within 60 days and 12,500 performance shares which will vest within 60 days.

(11) Includes 891,597 shares which are subject to options presently exercisable or exercisable within 60 days and 12,500 performance shares which will vest within 60 days.

                            1. ELECTION OF DIRECTORS

      At the Annual Meeting, six directors are to be elected, each to hold office until the next annual meeting of stockholders and until his respective successor has been duly elected and qualified. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" the election as directors of each of the following nominees. In the event that any nominee declines or is unable to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. The Board of Directors has no reason to believe that any of the nominees will not be available to serve. Set forth below is certain information concerning each nominee. Each nominee is currently a director of the Company.

                                                BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION OR              DIRECTOR
NAME AND AGE                                  EMPLOYMENT DURING PAST 5 YEARS; OTHER DIRECTORSHIPS             SINCE
------------                                  ---------------------------------------------------             -----

Ronald R. Budacz.................        Chairman and Chief Executive Officer of the Company since             1993
  52                                     March 1993.

Robert L. Brueck (1).............        Venture capital investments; business consultant.                     1993
  63

Constantine S. Macricostas (2)...        Chairman of the Board of Photronics, Inc. since 1969 and Chief        1996
  63                                     Executive Officer from 1969 until August 1997; Director of
                                         Nutmeg Federal Savings and Loan Association.

Carl R. Vertuca, Jr.  ...........        Executive Vice President - Finance, Administration and                1993
  52                                     Corporate Development of the Company since August 1997, and
                                         Senior Vice President and Chief
                                         Financial Officer of the Company from
                                         March 1993 until August 1997.

Gerard T. Wrixon, Phd.(1)........        President, National University of Ireland, Cork; Director,            1993
  58                                     National MicroElectronics Research Centre, Ireland
                                         (1982-1999); Professor of MicroElectronics, University
                                         College, Cork, Ireland (1982-1999); Chairman, Farran
                                         Technology; Director, General Semiconductor, Inc.

Alexander W. Young (2)...........        President, Services Business Unit (since March 1998),                 1993
  55                                     President and Chief Operating Officer (January 1991 - March
                                         1998), and Director, Thomas Group, Inc. (business consulting).

--------------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.


BOARD AND COMMITTEE MEETINGS; DIRECTORS' COMPENSATION

      The Board of Directors met six times during 1998. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and the Board Committees on which such director served. The Board Committees include an Audit Committee and a Compensation Committee. The Company does not have a standing Nominating Committee of the Board of Directors.

      The members of the Audit Committee are Mr. Brueck and Dr. Wrixon. The Audit Committee reviews the services provided by the Company's independent auditors, consults with the independent auditors on audits and proposed audits of the Company, and reviews the need for internal auditing procedures and the adequacy of the Company's internal control systems. In 1998, the Audit Committee held two meetings.

      The members of the Compensation Committee are Mr. Macricostas and Mr. Young. The Compensation Committee administers the Company's stock option and stock incentive plans, and reviews and recommends compensation levels of the Company's executive officers. In 1998, the Compensation Committee held two meetings.

      Directors who are full-time salaried employees of the Company are not compensated for their service on the Board or on any Board Committee. The Company's Non-Employee Directors' Stock Compensation Plan provides for the payment, as the only form of compensation for regular service as a non-employee director, of 2,000 shares of Company common stock per year. All directors are reimbursed for their travel and other expenses incurred in attending Board and Committee meetings.

CERTAIN LITIGATION

      In 1997 two related complaints, as amended, were filed in the District Court of Boulder, Colorado and the U.S. District Court for the District of Colorado against the Company and certain of its officers. The lawsuits purport to be brought on behalf of a class of persons who purchased the Company's common stock during the period from April 1, 1996, through September 8, 1996, and claim violations of Colorado and federal laws based on allegedly false and misleading statements made in connection with the offer, sale or purchase of the Company's common stock at allegedly artificially inflated prices, including statements made prior to the Company's acquisition of Orbit. The complaints seek compensatory and other damages, as well as equitable relief. The Company filed motions to dismiss both amended complaints. The motion to dismiss the state court complaint has been denied, and the Company has filed its answer denying that it misled the securities market. The motion to dismiss the federal court complaint is still pending. Both actions were brought by the same plaintiffs' law firm as the Orbit action discussed below. A May 1999 trial date for the state court action has been vacated, and a new trial date has not been set. No trial date has been set for the federal court action. Discovery has commenced in the state court action. The Company believes that the claims asserted in both actions are without merit and intends to defend vigorously against such claims.

      A class action complaint (as amended in March 1996) for violations of federal securities law was filed against Orbit and three of its officers in 1995 in the U.S. District Court for the Northern District of California. The amended complaint was dismissed on November 12, 1996, with leave to amend only as to certain specified claims relating to statements made by securities analysts. In January 1997, a second amended complaint was filed. The second amended complaint alleges that Orbit and three of its officers are responsible for actions of securities analysts that allegedly misled the market for Orbit's then existing public common stock. The second amended complaint seeks relief under Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder. The second amended complaint seeks compensatory and other damages, as well as equitable relief. In September 1997, Orbit filed its answer to the second amended complaint denying responsibility for the actions of securities analysts and further denying that it misled the securities market. The parties have entered into a Memorandum of Understanding reflecting a proposed settlement of the action, the terms of which have been preliminarily approved by the court. A final settlement hearing is scheduled for early summer, 1999.

EXECUTIVE COMPENSATION

      Summary Compensation Table

      The following table sets forth information with respect to the compensation paid or awarded by the Company to the Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities during 1996, 1997 and 1998.

                                                   ANNUAL                                     LONG-TERM
                                                COMPENSATION                         COMPENSATION AWARDS/PAYOUTS
                                     -------------------------------------  ----------------------------------------------
                                                                OTHER       RESTRICTED   NUMBER OF SHARES   PERFORMANCE
NAME AND                                                       ANNUAL          STOCK        UNDERLYING         SHARES
PRINCIPAL POSITION             YEAR  SALARY(1)   BONUS(1)  COMPENSATION(2)   AWARDS(3)      OPTIONS(#)     VESTED(#)(1)(4)
------------------             ----  ---------   --------  ---------------  -----------  ----------------  ---------------

Ronald R. Budacz,              1998  $ 500,000     - 0 -     $ 130,556           - 0 -       170,000           - 0 -
  Chairman and Chief           1997  $ 430,000  $ 430,000    $ 123,451      $ 2,250,000      134,286           46,668
  Executive Officer            1996  $ 375,000  $ 129,938       - 0 -            - 0 -         - 0 -           46,666

Carl R. Vertuca, Jr.,          1998  $ 296,000     - 0 -     $  87,988           - 0 -        25,000           - 0 -
  Executive Vice President-    1997  $ 275,000  $ 220,000    $  83,201           - 0 -        32,103           31,332
  Finance, Administration      1996  $ 225,000  $  51,975       - 0 -            - 0 -         - 0 -           31,334
  and Corporate Development

Dermott O'Flanagan,            1998  $ 295,000  $  75,000    $ 119,804           - 0 -        30,000           - 0 -
  Senior Vice President        1997  $ 230,000  $ 184,000       - 0 -            - 0 -        21,261           24,668
                               1996  $ 180,000  $  40,800       - 0 -            - 0 -         - 0 -           24,666

Ronald R. Snyder,              1998  $ 250,000  $  50,000    $  47,207           - 0 -        70,000           - 0 -
  Senior Vice President        1997  $ 170,000  $ 136,000    $  44,640      $   593,750       14,873           16,668
                               1996  $ 150,000  $  28,875       - 0 -            - 0 -         - 0 -           16,666

Steven C. Schlepp,             1998  $ 292,000  $ 120,000    $  36,315           - 0 -         35,000          - 0 -
  Senior Vice President        1997  $ 275,000  $  49,253    $  34,170           - 0 -         16,000          24,000
                               1996  $ 138,316     - 0 -        - 0 -            - 0 -         - 0 -           24,000


NAME AND                          ALL OTHER
PRINCIPAL POSITION             COMPENSATION(5)
------------------             ---------------

Ronald R. Budacz,                $ 262,442
  Chairman and Chief             $ 223,571
  Executive Officer              $  24,539

Carl R. Vertuca, Jr.,            $ 170,315
  Executive Vice President-      $ 130,197
  Finance, Administration        $   9,441
  and Corporate Development

Dermott O'Flanagan,              $  70,145
  Senior Vice President          $  19,813
                                 $  16,484

Ronald R. Snyder,                $  91,672
  Senior Vice President          $  67,799
                                 $   4,847

Steven C. Schlepp,               $  72,093
  Senior Vice President          $  57,413
                                    - 0 -

--------------

(1)   Includes amounts deferred under the Company's Deferred Compensation Plan.

(2) Represents taxes reimbursed in connection with the forgiveness of loans extended by the Company for the payment of taxes in connection with the vesting of performance shares. In the case of Mr. O'Flanagan, represents perquisites ($67,145), including housing allowance ($24,000) and education assistance ($17,500).

(3) Value is calculated by multiplying the number of restricted shares awarded by the last reported sale price for the Company's common stock on the Nasdaq National Market on the respective grant dates. The aggregate number and value (based upon the last reported sale price of $24.125 of the Company's common stock on the Nasdaq National Market on December 31, 1998) of restricted shares held as of January 3, 1999 were as follows: Ronald R. Budacz, 100,000 ($2,412,500) and Ronald R. Snyder, 37,500 ($904,688).
      Dividends are not paid on restricted shares.

(4) The aggregate number and value (based upon the last reported sale price of $24.125 of the Company's common stock on the Nasdaq National Market on December 31, 1998) of unvested performance shares held by the Named Executive Officers as of January 3, 1999 were as follows: Ronald R. Budacz, 89,000 ($2,147,125); Carl R. Vertuca, Jr., 50,000 ($1,206,250);
      Dermott O'Flanagan, 50,000 ($1,206,250); Ronald R. Snyder, 50,000 ($1,206,250); and Steven C. Schlepp, 50,000 ($1,206,250). Dividends are
      not paid on unvested performance shares.

(5) All Other Compensation is comprised of the Company's matching contributions under the Company's Retirement Savings and Investment Plan and Deferred Compensation Plan and Company paid life insurance premiums. Also includes, for 1998, loans extended by the Company for the payment of taxes in connection with the vesting of performance shares, together with interest thereon, to the extent forgiven, in the amounts of $152,954 for Mr. Budacz, $103,083 for Mr. Vertuca, $55,305 for Mr. Snyder and $42,546 for Mr. Schlepp. For 1997, All Other Compensation also includes loans extended by the Company for the payment of taxes in connection with the vesting of performance shares, together with interest thereon, to the extent forgiven, in the amounts of $144,629 for Mr. Budacz, $97,474 for Mr. Vertuca, $52,298 for Mr. Snyder and $40,032 for Mr. Schlepp. In the case of Mr. O'Flanagan, the amounts shown reflect the contributions by DOVatron (Ireland) B.V. under its defined contribution plan.

      Option Grants Table

      The following table sets forth information regarding options granted during the fiscal year ended January 3, 1999 by the Company to each of the Named Executive Officers:

                                                                                    POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF     % OF TOTAL                               ASSUMED ANNUAL RATES OF STOCK PRICE
                         SECURITIES       OPTIONS                                          APPRECIATION FOR
                         UNDERLYING     GRANTED TO   EXERCISE OR                            OPTION TERM(3)
                           OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------------------
     NAME                GRANTED (#)    FISCAL YEAR   ($/SHARE)        DATE              5%                10%
--------------------------------------------------------------------------------------------------------------------

Ronald R. Budacz          170,000(1)       12.4%       $10.2815     10/08/2008       $1,099,217       $2,785,631

Carl R. Vertuca, Jr        25,000(1)        1.8%       $10.2815     10/08/2008       $  161,650       $  409,652

Dermott O'Flanagan         30,000(1)        2.2%       $10.2815     10/08/2008       $  193,979       $  491,582

Ronald R. Snyder           50,000(1)        3.6%       $18.0625     04/07/2008       $  567,970       $1,439,349
                           20,000(2)        1.5%       $10.2815     10/08/2008       $  129,320       $  327,721

Steven C. Schlepp          35,000(1)        2.5%       $10.2815     10/08/2008       $  226,309       $  573,512

--------------

(1)   These options vest 100% on the third anniversary of the grant date.

(2) These options vest in installments of 20%, 30% and 50% on the first, second and third anniversary dates.

(3) The potential realizable value of the options reported was calculated by assuming 5% and 10% compounded annual rates of appreciation of the common stock from the date of grant of the options until the expiration of the options, based on the market price on the date of grant. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the common stock.

      Fiscal Year End Option Value Table

      The following table sets forth information regarding the aggregate number and value of options held by the Named Executive Officers as at January 3, 1999. Mr. Budacz exercised options for 8,140 shares during 1998. The value realized upon such exercise (fair market value on the date of exercise less the exercise price) was $180,342.

                                   NUMBER OF SHARES                   VALUE OF UNEXERCISED
                                UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
                             OPTIONS AT JANUARY 3, 1999(#)         AT JANUARY 3, 1999($) (1)
                            ------------------------------       -----------------------------
NAME                        EXERCISABLE      UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
----                        -----------      -------------       -----------     -------------

Ronald R. Budacz........       356,425           264,095         $ 5,600,950      $ 3,377,326
Carl R. Vertuca, Jr. ...       181,087            48,016           2,855,776          567,930
Dermott O'Flanagan .....        74,663            48,208           1,126,621          519,650
Ronald R. Snyder........        93,129            81,098           1,491,697          663,581
Steven C. Schlepp.......         4,000            47,000              35,500          571,773


--------------
(1) The last reported sale price for the Company's common stock on the Nasdaq National Market on December 31, 1998 was $24.125 per share. Value is calculated on the basis of the difference between the respective option exercise prices and $24.125, multiplied by the number of shares of common stock underlying the respective options.

EMPLOYMENT AGREEMENTS

      The Company entered into employment agreements with each of Messrs. Ronald
R. Budacz, Carl R. Vertuca, Jr., Ronald R. Snyder and Steven C. Schlepp, effective January 1, 1997, and Mr. Dermott O'Flanagan, effective January 1, 1998, providing for terms of employment of four (4) years (three (3) years in the case of Mr. O'Flanagan). The agreements provide for base salaries for Messrs. Budacz, Vertuca, O'Flanagan, Snyder and Schlepp, of $430,000, $250,000, $295,000, $170,000 and $270,000 respectively, subject to increases established from time to time by the Board of Directors. In the event of termination of employment "without cause," the terminated executive will be entitled to receive termination payments equal to 100% of his base salary and bonus (based on the highest annual bonus payment within the prior three (3) years) for the remainder of the term of the agreement (with a minimum of one year's salary plus bonus). Any termination payments under the employment agreements may not be duplicated under the severance compensation agreements described below. The agreements also provide for annual performance bonuses in accordance with the Company's Senior Executive Performance Bonus Plan and eligibility for stock option grants and performance share awards under the Company's 1994 Stock Incentive Plan. The agreements also provide for the forgiveness, over the term of employment and provided the executives continue to remain employees of the Company, of loans extended to the executives for the payment of taxes in connection with the vesting of performance shares and the payment of additional amounts to the executives equal to the executives' tax liability resulting from such forgiveness of indebtedness. The full amount of the loans will be forgiven and the additional payments for taxes will be made in the event of death, disability, termination "without cause" or a change of control of the Company. See "Certain Transactions and Relationships."

DEFERRED COMPENSATION PLAN

      In 1997, the Company adopted a Deferred Compensation Plan (the "Plan") pursuant to which executive officers of the Company may defer up to 100% of their cash salary and bonus, their performance shares and profits resulting from the exercise of non-qualified stock options. The Plan provides for Company matching contributions of 100% of the first 5% of salary and bonus deferred and 25% of the next 5% of salary and bonus deferred, and permits the Company to make additional matching contributions on a discretionary basis. Company matching contributions vest in 20% increments, based on years of service, with full vesting occurring after five years of service (with vesting credit for prior years service). The Plan provides for accelerated vesting of Company matching contributions upon a change in control.

SEVERANCE COMPENSATION ARRANGEMENTS

      The Company has entered into severance compensation agreements with each of Messrs. Budacz, Vertuca, O'Flanagan, Snyder and Schlepp. The agreements provide that if within 18 months following a change of control of the Company, the officer's employment is terminated either by the Company for other than cause or disability or by such officer for good reason, then such officer will receive a lump sum payment equal to (a) in the cases of Messrs. Budacz and Vertuca, twice the aggregate of the highest base salary and highest bonus received by such officer in any of the most recent five years or, (b) in the cases of Messrs. O'Flanagan, Snyder and Schlepp, the aggregate of the highest base salary and highest bonus received by such officer in any of the most recent five years. Also, in the event of a change of control, the exercisability of stock options and the vesting of performance shares held by such officers will be accelerated.

      The Internal Revenue Code of 1986, as amended (the "Code"), imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or the ownership of a substantial portion of the assets of the corporation provided that such payments to the individual have an aggregate present value in excess of three times the individual's annualized includible compensation for the base period, as defined in the Code. The agreements limit the cash compensation payments that may be paid thereunder to the extent that such cash payments would exceed (calculated without regard to any other compensation or payments) the largest amount that can be paid by the Company without the Company losing the deduction for such payments. The agreements further provide for additional payments to the officers in order to fully offset any excise taxes payable by an officer as a result of the acceleration of the exercisability of stock options and the vesting of performance shares held by the officer caused by a change of control.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

      The Company made loans to certain of its executives in order to enable the executives to satisfy their tax obligations in connection with the vesting of their performance shares in 1996 and 1997. The loans were advanced in January 1996 and April 1997. Interest on the loans accrues at a rate of 5.7% per annum and 6.5% per annum, respectively. As of January 3, 1999, the aggregate amount of principal and interest outstanding with respect to each of the executives was as follows: Ronald R. Budacz, $313,536; Carl R. Vertuca, Jr., $211,307; Ronald R. Snyder, $113,367; Carl A. Plichta, $157,931; Thomas J. Smach, $108,905; Steven
C. Schlepp, $87,395; Mark D. Herbst, $49,272; and C.Y. Cheong, $41,075. The loans are being forgiven in proportionate installments on January 1 of 2000 and 2001. In addition, the Company made an interest-free bridge housing loan to C.Y. Cheong in September 1998 in the amount of $100,000. The loan was repaid in March 1999.

      Messrs. Ronald R. Budacz and Carl R. Vertuca, Jr., Chairman and Chief Executive Officer and Executive Vice President of the Company, respectively, have leased to the Company usage of a resort property located in Arrowhead, Colorado for purposes of holding corporate meetings and other corporate purposes. The terms of the lease provide for usage for a period of 80 days per year at a rental rate of $0.2 million. The lease is for a period of five years commencing September 1, 1997. Messrs. Budacz and Vertuca, together with Mr. Ronald R. Snyder, Senior Vice President of the Company, are members of a limited liability company which has agreed to lease to one of the Company's subsidiaries office in a building located in Boulder, Colorado. The terms of the agreement provide for a five year lease term, commencing February 28, 1998, at annual rental rates ranging from $109,680 for the first year to $123,444 for the fifth year, together with additional payments in respect of the tenant's proportionate share of the maintenance and insurance costs and property tax assessments for the leased premises. The Company believes that the terms of both leases are comparable to those that would be entered into between unrelated parties on an arms' length basis.

REPORT OF THE COMPENSATION COMMITTEE

      General

      The Compensation Committee of the Board of Directors (the "Committee") is comprised of non-employee directors. The current members of the Committee are Mr. Constantine S. Macricostas and Mr. Alexander W. Young. The Committee reviews and recommends to the Board of Directors compensation levels for the Company's executive officers, and administers the Company's stock option and stock incentive plans, including the awarding of grants thereunder. Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any one year with respect to each of the Company's five most highly paid executive officers. Certain performance-based compensation that has been approved by the Company's stockholders is not subject to the deduction limit. The Company continues to administer its stock incentive and annual cash bonus plans in a manner designed to qualify under Section 162(m) a substantial portion of the compensation payable under such plans. Although performance share awards under the Company's stock incentive plan may not qualify under Section 162(m), the Company does not expect that the amount of any non-deductible compensation under Section 162(m) in any year will be material.

      Compensation Philosophy

      The Company's compensation programs are tied to the corporate performance of the Company, as well as business unit and individual performance. Compensation is heavily weighted to annual incentive awards and long-term performance awards in the form of stock options and performance shares in order to provide "pay-for-performance" and to align management's and stockholders' interests in the enhancement of stockholder value. The Company's compensation programs are designed to attract, motivate and retain individuals of outstanding ability who will contribute to the long-term success of the Company. The three principal components of the Company's

"pay-for-performance" executive compensation program are: base salary, annual incentive cash bonuses, and long-term incentive compensation.

      Base Salary

      The Committee annually reviews the salaries of the Company's executives. Base salary levels are set at levels comparable to the average salary levels of executives of technology companies with similar annual revenues to those of the Company. Actual salary levels for each executive vary based on the Committee's subjective assessment of individual performance, experience, level of responsibility, and potential contribution to the Company's future growth. With respect to salary levels for 1998, the Committee considered the recommendation of an outside compensation consultant. The Committee has not found it practicable to assign relative weights to specific factors in determining base salary levels, and the specific factors used may vary among individual executives.

      Annual Incentive Awards

      The Company has maintained an annual incentive award program designed to reward management and other key employees for Company, business unit and individual performance. Under the program, executive officers (including the Chief Executive Officer) receive a percentage of their base salary based upon the achievement of pre-determined levels of performance. For the Chief Executive Officer, the base percentage for 1998 was 80% of base salary, and the base percentage ranged from 35% to 50% for the other executive officers (including the other Named Executive Officers). Base awards were subject to a multiplier, based on the level of corporate earnings per share in the cases of the Chief Executive Officer and the other executive officers with Company-wide responsibility, and based on the levels of corporate earnings per share and business unit earnings in the cases of executive officers with business unit responsibility. In the cases of all executives other than the Chief Executive Officer, awards were subject to adjustment based upon the recommendation of the Chief Executive Officer. Based upon the Company's earnings per share in fiscal 1998, the Chief Executive Officer did not receive an annual incentive award; based upon the Company's earnings per share, business unit and individual performance, certain executive officers received annual incentive awards generally below their base percentages.

      Long-Term Incentive Compensation

      The Committee believes that option grants and performance share awards align executive interests with stockholder interests by creating a direct link between compensation and stockholder return. Option grants and performance share awards are made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Committee's determination of whether option grants and performance share awards are appropriate each year is made with regard to competitive considerations, and each executive's actual grant is based upon the criteria described in the preceding paragraphs. The size of previous grants and the number of options and performance shares held are not determinative of future grants. There were no performance shares awarded in 1998. For information concerning options granted in 1998, see "Option Grants Table." In 1997, in order to provide additional incentive and in recognition of the importance of Messrs. Budacz and Snyder to the future growth of the Company, the Company awarded Messrs. Budacz and Snyder 100,000 performance shares (on a pre-stock split basis) and 25,000 performance shares (on a pre-stock split basis), respectively. These performance shares vest in equal portions over a four-year period. In 1998, 50,000 shares (on a post-stock split basis) and 12,500 shares (on a post-stock split basis) vested, respectively. Based upon 1998 performance, determined by earnings per share, no other performance shares vested.

      Compensation of the Chief Executive Officer

      Compensation for the Chief Executive Officer was determined in accordance with the criteria set forth above. The Committee believes that CEO Compensation was appropriately based upon the Company's financial performance.

              Constantine S. Macricostas         Alexander W. Young

PERFORMANCE GRAPH

      The following line graph compares the Company's cumulative total return to stockholders with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Stock Market Index for Electronic Component Companies from January 1, 1994 through January 3, 1999. These comparisons assume the investment of $100 on January 1, 1994 and the reinvestment of dividends.

                               THE DII GROUP, INC.

              Comparison of Cumulative Total Return to Stockholders
                     January 1, 1994 through January 3, 1999

                                  [LINE CHART]


                                     1/1/94   12/31/94   12/31/95   12/29/96  12/28/97   1/3/99

NASDAQ Composite Index               100.00     97.75     138.26     170.03    208.53    293.83
NASDAQ Electronic Component Index    100.00    110.49     182.99     316.46    331.74    512.88
The DII Group, Inc.                  100.00     93.64     122.73      84.55    174.55    164.09




SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons owning more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such forms.

      Based solely upon a review of the copies of such forms furnished to the Company and, in certain cases, upon written representations that no Form 5 filings were required, the Company believes that, with respect to the 1998 fiscal year, all required Section 16(a) filings were timely made, except that Mr. Robert L. Brueck filed late a Form 4 reporting the sale of 2,000 shares and Messrs. Ronald R. Budacz, C.Y. Cheong, Mark D. Herbst, Dermott O'Flanagan, Carl
A. Plichta, Steven C. Schlepp, Thomas J. Smach, Ronald R. Snyder and Carl R. Vertuca filed amended Forms 5 with respect to the vesting of their performance shares in 1997.

                  2. AMENDMENT TO THE 1994 STOCK INCENTIVE PLAN

      The Board of Directors adopted on March 10, 1999, subject to approval by the stockholders, an amendment (the "1999 Amendment") to the Company's 1994 Stock Incentive Plan (as amended and presently in effect, the "1994 Plan"). The 1999 Amendment increases from 4,000,000 to 5,500,000 the number of shares of the Company's common stock available for issuance under the 1994 Plan. The Company has in the past used, and intends in the future to use, stock options and performance shares as incentive devices to motivate and compensate its salaried officers and other key employees, and believes that equity incentives represented by stock options and performance shares enhance the Company's ability to attract and retain needed personnel. Management further believes that the availability of such equity incentives has served, and will continue to serve, an important part in the implementation of the Company's acquisition strategy. As of February 28, 1999, options to purchase an aggregate of 339,102 shares of common stock had been exercised under the 1994 Plan, and 660,500 shares had been issued upon the vesting of performance shares awarded under the 1994 Plan; as of such date, options to purchase 2,227,417 shares of common stock and performance shares representing 643,500 unvested shares of common stock were outstanding under the 1994 Plan. Accordingly, only 129,481 shares remained available for future grants under the 1994 Plan as of such date.

      The Board of Directors adopted on March 14, 1994, and the stockholders approved on April 27, 1994, the 1994 Plan. On May 14, 1996 and on August 22, 1996, the stockholders approved amendments to increase the number of shares available for issuance under the 1994 Plan from 550,000 shares to 925,000 shares and from 925,000 shares to 2,000,000 shares, respectively. Under the terms of the 1994 Plan, as amended, and giving effect to the two-for-one stock split on September 9, 1997, the Company is authorized to make awards of performance shares and to grant stock options that qualify as incentive stock options ("ISOs") under Section 422 of the Code and nonqualified stock options ("NQSOs") to salaried officers and other key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries, for up to an aggregate of 4,000,000 shares of common stock. The following summary of certain features of the 1994 Plan is qualified in its entirety by reference to the full text of the 1994 Plan, a copy of which will be furnished to any stockholder, upon written request of such stockholder directed to Mr. Carl R. Vertuca, Jr., Executive Vice President - Finance, Administration and Corporate Development and Secretary, 6273 Monarch Park Place, Niwot, Colorado 80503.

SUMMARY OF THE 1994 PLAN AND THE 1999 AMENDMENT

      General. The 1994 Plan permits the Company to grant ISOs, NQSOs, and performance shares (collectively, "Awards") to salaried officers and other key employees. The 1994 Plan terminates on March 14, 2004 and no options or awards may be granted after the termination date. The 1994 Plan covers a maximum of 4,000,000 shares of common stock (subject to share adjustments as described below), which may be either authorized and unissued shares of common stock or shares held in the Company's treasury. When a performance share or option lapses, expires, terminates or is forfeited, the related shares of common stock may be available for distribution in connection with future Awards. Adjustments may be made in the number of shares reserved under the 1994 Plan, in the number of shares granted pursuant to a performance share award, the financial performance goals contained in a performance share award, in the option price and in the number of shares subject to stock options, in the event of a merger, reorganization, consolidation, recapitalization or stock dividend, and in the event of certain other changes described in the 1994 Plan or any other changes in the Company's corporate structure that affect the common stock or has an effect similar to any of the foregoing. No employee may be granted awards covering, in the aggregate, more than 150,000 shares of common stock in any fiscal year of the Company (subject to adjustment as provided above).

      Because grants under the 1994 Plan are discretionary, the Company cannot now determine the number of options or performance share awards to be received by any particular current executive officer, by all current executive officers as a group or by non-executive officer employees or directors as a group. The number of such options and awards shall be determined by the Compensation Committee, pursuant to the terms of the 1994 Plan. It is currently estimated that there are 7,300 employees eligible to participate in the 1994 Plan. For information concerning the ownership of options by the Named Executive Officers, see "Executive Compensation" above.

      Administration. The 1994 Plan is administered by the Compensation Committee. The Compensation Committee is comprised of directors who are non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee has the sole and complete discretion, subject to the terms of the 1994 Plan, to (i) select the individuals from among the eligible employees of the Company and its subsidiaries to whom Awards may be granted, (ii) determine the type of Awards to be granted and the terms and conditions of any Awards granted, and (iii) determine the number of shares of common stock subject to each Award granted. In addition, the Compensation Committee will be authorized to interpret the 1994 Plan, to make and rescind rules and regulations related thereto, and to make all determinations necessary or advisable for the administration of the 1994 Plan.

      Stock Options. Stock options granted under the 1994 Plan may be either ISOs or NQSOs. Stock options may be granted alone or in addition to other Awards granted under the 1994 Plan. The aggregate fair market value (determined as of the time of the grant of an ISO) of the common stock with respect to which ISOs are exercisable for the first time by a single optionee during any calendar year under the 1994 Plan and any other stock option plan of the Company may not exceed $100,000.

      The exercise price for stock options shall be determined by the Compensation Committee and shall be set forth in an option agreement entered into with the optionee, provided, however, that the exercise price for an option shall not be less than the fair market value of a share of common stock on the date of grant (110% in the case of an ISO granted to a 10% or more stockholder of common stock). On March 26, 1999, the closing sale price of the common stock, as reported by Nasdaq, was $28.3750 per share.

      The Compensation Committee is to specify the time or times at which such options will be exercisable, except that the termination date for any stock option shall not exceed 10 years from the date of grant (five years in the case of an ISO granted to a 10% or more stockholder of common stock). Options may be exercised within three months following the retirement or permanent disability of an optionee and within twelve months following the death of an optionee; provided, that no option may be exercised following the period of exercisability set forth in the agreement related thereto.

      Stock options may be exercised by an optionee in whole or in part by giving notice to the Company and the exercise price therefor may be paid by delivering cash or shares of unrestricted common stock having a fair market value equal to the cash exercise price of the options being exercised. Optionees may also utilize a cashless exercise feature which will enable them to exercise their options without a concurrent payment of the option price, provided that the purchased option shares are immediately sold by a designated broker and the option price is paid directly to the Company out of the sale proceeds.

      Stock options are nontransferable other than by will or by the laws of descent and distribution, and stock options are exercisable during the optionee's lifetime only by the optionee.

      Performance Share Awards. The Compensation Committee may award performance shares to eligible employees under the 1994 Plan. Performance shares may be granted alone or in addition to other Awards granted under the 1994 Plan. Each grant of performance shares shall be evidenced by an agreement executed by the Company and the recipient thereof. Each such agreement shall contain such restrictions, terms and conditions as the Compensation Committee may, in its sole discretion, determine.

      Performance shares are awarded in the form of shares of common stock. The Compensation Committee will determine (i) the time or times at which performance shares shall be issued and (ii) the time or times at which performance shares shall become vested or forfeited. Vesting of performance shares shall be based upon the Company's attainment of specified financial performance objectives and/or the passage of time. Company financial performance objectives may be expressed in terms of (i) earnings per share, (ii) pre-tax profits (either on the Company or business unit level), (iii) net earnings or net worth, (iv) return on equity or assets, (v) any combination of the foregoing, or (vi) any other standard or standards deemed appropriate by the Compensation Committee at the time the Award is granted. Until such time as all restrictions on vesting related to the performance shares have lapsed, said shares may not be sold, transferred, pledged, assigned or otherwise disposed of. Performance shares shall become vested in such installments as the Compensation Committee may determine.

      At the discretion of the Compensation Committee, performance shares may be held by the Company in escrow in the name of the recipient until such time as all restrictions lapse. Dividends paid on performance shares may be deferred and retained in escrow until such time as all restrictions on such shares lapse. Upon the lapse of all restrictions, such shares and any dividends accrued thereon shall be delivered to the recipient free of all restrictions. The recipient of performance shares shall have no rights with respect thereto until they have vested, including no right to vote the performance shares.

      Upon termination of employment of a recipient, all performance shares shall be forfeited, provided, however, that the Compensation Committee may provide for the waiver of all or a portion of the restrictions related thereto in the event of the death, disability or retirement of the recipient.

      Change of Control. In the event of a "Change of Control," as defined in the 1994 Plan, all options outstanding shall be immediately and fully exercisable and all performance shares outstanding shall become fully vested.

      Amendments. The Board of Directors may terminate, suspend or amend the 1994 Plan, provided that such amendment, suspension, or termination may not affect the validity of the then outstanding options or performance shares, and provided further that the Board may not, without the approval of stockholders
(i) increase the maximum number of shares which may be issued pursuant to the provisions of the 1994 Plan, (ii) change the class of individuals eligible to receive options or performance shares under the 1994 Plan, (iii) materially increase the benefits accruing to participants under the 1994 Plan, or (iv) extend the term of the 1994 Plan.

      Withholding Taxes. The 1994 Plan provides that the Company may deduct from any distribution to an employee an amount equal to all federal, state and local income taxes or other amounts as may be required by law to be withheld with respect to any Award. An employee exercising an NQSO or acquiring shares pursuant to the vesting of performance shares may elect to have a specified percentage of his shares withheld by the Company in order to satisfy tax obligations.

      Deferral. An employee may elect to defer (i) all or part of his performance shares upon vesting or (ii) the option profit with respect to any shares subject to an NQSO, all in accordance with the provisions of the Company's Deferred Compensation Plan.

FEDERAL INCOME TAX CONSEQUENCES

      The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to individual participants.

      Incentive Stock Options. No regular income tax consequences result from the grant of an ISO or the exercise of an ISO by the employee, provided the employee continues to hold the stock acquired on the exercise of an ISO for the requisite holding periods described below. The employee will be taxed only upon the sale or disposition of the stock acquired under an ISO and the gain recognized at that time will be long-term capital gain. The holding period requirements necessary for ISO treatment are as follows: (i) such shares may not be disposed of within two years from the date the ISO is granted, and (ii) such shares must be held for at least one year from the date the shares are transferred to the employee upon the exercise of the ISO. In addition, to receive ISO treatment, the option holder generally must be an employee of the Company or a subsidiary of the Company from the date the stock option is granted until three months before the date of exercise.

      If an employee disposes of stock acquired upon exercise of an ISO before expiration of the applicable holding periods, the employee will be taxed at ordinary income tax rates on the date of disposition measured by the lesser of:
(i) the fair market value of the stock on the date of exercise of the ISO minus the option price or (ii) the amount realized on disposition minus the option price, and the Company will receive a corresponding income tax deduction. In the case of a sale where a loss, if sustained, would be recognized, the amount of the optionee's income, and the amount of the Company's corresponding expense deduction, will not exceed the difference between the sale price and the adjusted basis of the shares.

      The amount by which the fair market value of shares received upon exercise of an ISO exceeds the option price constitutes an item of tax preference that may be subject to the alternative minimum tax. If an employee is subject to the alternative minimum tax as a result of the exercise of an ISO, for purposes of calculating the gain on a disposition of the stock solely for purposes of the alternative minimum tax, the amount treated as a preference item will be added to his tax basis for the stock. Gain realized by an employee upon the disposition of stock acquired through the exercise of an ISO is taxable in the year of disposition, but such income is not subject to income tax withholding if the requisite holding periods have been satisfied. If either of the holding periods is not satisfied, however, the disposition of the stock may result in taxable income to the employee as additional compensation which is subject to withholding.

      Non-Qualified Stock Options. With regard to NQSOs, the employee will recognize ordinary income at the time of the exercise of the option in an amount equal to the difference between the exercise price and the fair market value of the shares received on the date of exercise. Such income will be subject to withholding. When the employee disposes of shares acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received upon sale is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares. The Company will be entitled to an income tax deduction in the amount and at the time that the employee recognizes ordinary income with respect to the exercise of the option.

      Performance Share Awards. An employee granted a performance share award will not recognize income at the time of grant but will recognize ordinary income when the restrictions with respect to the shares of stock expire. The amount of income recognized will be equal to the then fair market value of such shares less any consideration paid by the employee. The Company generally will be entitled to a deduction in an amount equal to the income recognized by the employee at the time the employee recognizes such income, provided the Company complies with applicable withholding requirements. Any dividends with respect to the performance shares which are paid or made available to an employee while the shares remain forfeitable are treated as additional compensation taxable as ordinary income to the employee and deductible to the Company. The holder of performance shares may elect under Section 83(b) of the Code to be taxed at the time of grant of the performance shares on the market value of the performance shares less any consideration paid by the employee, in which case (i) the Company will be entitled to a deduction at the same time, subject to the provisions of the Code, (ii) dividends paid to the employee on such performance shares during the restriction period will be taxable as dividends and not deductible to the Company, and (iii) there will be no further federal income tax consequences when the restrictions lapse.

      Section 162(m) of the Code generally prohibits the Company from deducting compensation of a "covered employee" to the extent the compensation exceeds $1,000,000 per year. For this purpose, "covered employee" means the chief executive officer of the Company and the four other highest compensated officers of the Company. Certain performance-based compensation (including, under certain circumstances, stock option and performance share compensation) will not be subject to, and will be disregarded in applying, the $1,000,000 deduction limitation. It is the Company's intention that options granted under the 1994 Plan qualify as "performance-based" compensation under Section 162(m). However, awards of performance shares will not generally qualify as "performance-based" compensation unless the vesting of such awards is based exclusively on achievement of qualifying performance goals.

RECOMMENDATION AND VOTE

      An affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the 1999 Amendment. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" approval of the 1999 Amendment.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1999 AMENDMENT.

             3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has appointed Deloitte & Touche LLP to act as the Company's independent auditors for the current fiscal year, subject to the ratification of such appointment by the stockholders at the Annual Meeting. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

      KPMG LLP was previously the principal accountants for the Company. On September 4, 1997, that firm's appointment as principal accountants was terminated and Deloitte & Touche LLP was engaged as principal accountants. The decision to change accountants was approved by the Audit Committee of the Board of Directors.

      During the Company's two most recent fiscal years and the subsequent interim periods preceding such dismissal, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements if not resolved to their satisfaction would have caused them to make reference thereof in connection with their reports. None of the "reportable events" described under
Item 304(a)(l)(v) of Regulation S-K occurred within the Company's two most recent fiscal years and the subsequent interim periods preceding September 4, 1997. The audit reports of KPMG LLP on the consolidated financial statements of the Company and subsidiaries as of and for the 52 weeks ended December 29, 1996 and the year ended December 31, 1995 did not contain any adverse opinion, or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors does not know of any other matters which may come before the Annual Meeting, nor has the Company received notice of any matter by the deadline prescribed by Rule 14a-4(c) under the Exchange Act. If any other matters properly come before the meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters.

      All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of the Company, without any additional compensation, may solicit proxies by mail, telephone or personal contact. Morrow & Co., Inc. has been retained to assist in the solicitation of proxies for a fee of $5,000, plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals for inclusion in the proxy materials for the Annual Meeting in 2000 should be addressed to the Company's Secretary, 6273 Monarch Park Place, Niwot, Colorado 80503, and must be received no later than December 15, 1999. In addition, the Company's By-laws currently require that for business to be properly brought before an annual meeting by a stockholder, regardless of whether included in the Company's proxy statement, the stockholder must give written notice of his or her intention to propose such business to the Secretary of the Company, which notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than forty-five (45) days prior to the date on which the Company first mailed its proxy materials for the prior year's Annual Meeting (which cut-off date will be February 15, 2000 in the case of the Annual Meeting in 2000). Such notice must set forth as to each matter the stockholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such proposal. The By-laws further provide that the chairman of the Annual Meeting may refuse to permit any business to be brought before an Annual Meeting without compliance with the foregoing procedures.

                                       By Order of the Board of Directors,

                                       /s/ CARL R. VERTUCA, JR.
                                       -------------------------
                                       Carl R. Vertuca, Jr.
                                       Executive Vice President - Finance,
                                       Administration and Corporate Development
                                       and Secretary

Niwot, Colorado
March 31, 1999

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 3, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS). REQUESTS SHOULD BE MADE TO MR. CARL R. VERTUCA, JR., EXECUTIVE VICE PRESIDENT - FINANCE, ADMINISTRATION AND CORPORATE DEVELOPMENT AND SECRETARY, 6273 MONARCH PARK PLACE, NIWOT, COLORADO 80503.

                              THE DII GROUP, INC.

   PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 6, 1999

    The undersigned hereby appoints Ronald R. Budacz and Carl R. Vertuca, Jr. the proxies (each with power to act alone and with power of substitution) of the undersigned to vote at the Annual Meeting of Stockholders of The DII Group, Inc. to be held on May 6, 1999, and at any adjournment, all shares of stock which the undersigned is entitled to vote thereat upon all matters properly brought before the meeting.

                                                  Dated:

--------------------------------------------------------------------------, 1999

                                                  ------------------------------

                                                  ------------------------------
                                                        Signature of Stockholder

                                                  THIS PROXY MUST BE SIGNED
                                                  EXACTLY AS NAME APPEARS
                                                  HEREON. Executors,
                                                  administrators, trustees,
                                                  etc., should give full title
                                                  as such. For joint accounts,
                                                  each owner should sign. If the
                                                  signer is a corporation,
                                                  please sign full corporate
                                                  name by duly authorized
                                                  officer.

                                     (over)

                          (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3.

1. Election of Directors. The nominees are:

Ronald R. Budacz                  Robert L. Brueck                  Constantine S. Macricostas
Carl R. Vertuca, Jr.              Gerard T. Wrixon                  Alexander W. Young

  (Mark only one)

  [ ] VOTE FOR all nominees listed above, except vote withheld from following nominees (if any):

  ------------------------------------------------------------------------------
  ------------------------------------------------------------------------------

  [ ] VOTE WITHHELD from all nominees.

                                                                   FOR  AGAINST  ABSTAIN
2.   Proposal to amend the Company's 1994 Stock Incentive Plan to increase the number of shares of Class A Common Stock
     reserved for issuance thereunder from 4,000,000 to
     6,000,000.                                                    [ ]    [ ]      [ ]
3.   Proposal to ratify the appointment of Deloitte & Touche LLP
     as independent auditors.                                      [ ]    [ ]      [ ]
4.   In their discretion, upon such other matters as may properly
     come before the meeting.                                      [ ]    [ ]      [ ]

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                       P
                                       R
                                       O
                                       X
                                       Y

                                       P
                                       R
                                       O
                                       X
                                       Y